Exhibit 10.1
AMENDMENT TO AGREEMENT FOR SEVERANCE UPON CHANGE IN CONTROL
     This Amendment to Agreement For Severance Upon Change in Control (this “Amendment”) is entered into as of the 16th day of December, 2008, by and between Transcat, Inc., an Ohio corporation (the “Company”), having its principal place of business at 35 Vantage Point Drive, Rochester, New York 14624, and Charles P. Hadeed (the “Employee”).
     WHEREAS, the Company and the Employee entered into the Agreement For Severance Upon Change in Control, effective February 12, 2004 (the “Agreement”); and
     WHEREAS, Section 8 of the Agreement provides that the Agreement may be amended by a written amendment executed by the Company and the Employee; and
     WHEREAS, Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations and other official guidance issued thereunder (collectively, “Section 409A”), require that the Company’s compensation and benefit arrangements be in documentary compliance with Section 409A on or before December 31, 2008, and this requires amendments to the Agreement as set forth more fully below.
     NOW, THEREFORE, the Company and the Employee hereby agree as follows:
1. Section 2 is amended by adding a new subsection f. to read as follows:
“Termination” or “retirement” means a “separation from service” within the meaning provided by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations and other official guidance issued thereunder (collectively, “Section 409A”).
2. Section 14 is added to the Agreement to read as follows:
SIX MONTH WAITING PERIOD. Notwithstanding anything to the contrary, to the extent that any payments under this Agreement are subject to a six-month waiting period under Section 409A, any such payments that would be payable before the expiration of six months following the Employee’s separation from service but for the operation of this sentence shall be made during the seventh month following the Employee’s separation from service.
3. Section 15 is added to the Agreement to read as follows:
SECTION 409A. This Agreement and the compensation and benefits provided hereunder are intended to be exempt from or to comply with the requirements of Section 409A, and shall be interpreted and administered consistent with such intent.
     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year first above written.

Transcat, Inc.
By:	/s/ Alan H. Resnick

Employee:
/s/ Charles P. Hadeed
Charles P. Hadeed